EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8
(Form Type)

Synopsys, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value of $0.01 per share	Other	1,132,822	$576.50	$653,071,883.00	$153.10 per $1,000,000	$99,985.31
Total Offering Amounts					$653,071,883.00		$99,985.31
Total Fee Offsets							—
Net Fee Due							$99,985.31

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Synopsys, Inc.’s (the “Registrant”) common stock, par value of $0.01 per share (“Common Stock”) that become issuable by the Registrant under the ANSYS, Inc. 2021 Equity and Incentive Compensation Plan, the Fifth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan and the Fourth Amended and Restated ANSYS, Inc. 1996 Stock Option and Grant Plan by reason of any stock dividend, stock split, reverse stock split, recapitalization, reclassification, merger, split-up, reorganization, consolidation or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of shares of outstanding Common Stock.

(2)
Represents the aggregate number of shares of Common Stock issuable upon the vesting or settlement, as applicable, of ANSYS, Inc. (“Ansys”) equity awards, which equity awards were assumed and converted into equity awards in respect of Common Stock in connection with the completion of certain transactions for the acquisition of Ansys pursuant to the Agreement and Plan of Merger, dated as of January 15, 2024, by and among the Registrant, Ansys and ALTA Acquisition Corp., a wholly owned subsidiary of the Registrant.

(3)
Estimated solely for purpose of calculating the registration fee. Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per unit and maximum aggregate offering price are based on the reported average of the high and low prices of Common Stock as reported on the Nasdaq Global Select Market on July 17, 2025 (rounded up to the nearest cent).